Exhibit 99.1

Conference Call and Webcast

Today, November 5, 2024 at 11:30 a.m. ET

877-407-4018 or 201-689-8471, conference ID 13749767 or

www.bbgi.com

Replay information provided below

CONTACT:
B. Caroline Beasley	Joseph Jaffoni, Jennifer Neuman
Chief Executive Officer	JCIR
Beasley Broadcast Group, Inc.	212/835-8500 or bbgi@jcir.com
239/263-5000 or ir@bbgi.com

BEASLEY BROADCAST GROUP REPORTS THIRD QUARTER REVENUE OF $58.2 MILLION

NAPLES, Florida, November 5, 2024 – Beasley Broadcast Group, Inc. (Nasdaq: BBGI) (“Beasley” or the “Company”), a multi-platform media company, today announced operating results for the three- and nine-month periods ended September 30, 2024. For further information, the Company has posted a presentation to its website regarding the second quarter highlights and accomplishments that management will review on today’s conference call.

Summary of Three Month and Nine Month Results

In millions, except per share data	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net revenue	$58.2	$60.1	$173.0	$181.4
Operating income (loss) [1]	1.2	(85.5)	5.5	(89.6)
Net loss [1]	(3.7)	(67.5)	(3.8)	(81.5)
Net loss per diluted share [1]	(2.33)	(45.08)	(2.52)	(54.58)
Adjusted EBITDA (non-GAAP)	$5.6	$6.0	$15.2	$16.7

1.
Net loss and net loss per diluted share in the nine months ended September 30, 2024 include a $6.0 million gain on sale of an investment in Broadcast Music, Inc. Operating loss, net loss and net loss per diluted share in the three and nine months ended September 30, 2023 reflect $88.8 million and $98.8 million, respectively, of non-cash impairment losses.
2.
In the second quarter of 2024, we revised the definition of adjusted EBITDA. See “Definitions” below for additional detail. Prior period amounts have been revised to reflect the new definition.

Third Quarter 2024 Highlights

•
Revenue from new business grew 1.9% year-over-year
•
Generated $2.7 million in political revenue
•
Local revenue, including digital packages sold locally, accounted for 56.8% of net revenue
•
Digital revenue grew 1.1% year-over-year to $11.3 million, or 11.7% year-over-year on a same station basis to $11.1 million
•
Digital revenue accounted for 19.4% of net revenue and 19.1% of net revenue on a same station basis
•
35% of our total audience listens via the company’s digital platforms

Net revenue during the three months ended September 30, 2024 decreased 3.2% to $58.2 million, primarily reflecting a year-over-year decline in audio advertising and other revenue due to Beasley’s Wilmington station divestiture and esports and Guarantee Digital closures, as well as ongoing softness in the commercial advertising business, partially offset by growth in digital and political advertising revenue.

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Beasley Broadcast Group, 11/5/24	page 2

Beasley reported operating income of $1.2 million in the third quarter of 2024, compared to an operating loss of $85.5 million in the third quarter of 2023 reflecting non-cash impairment charges and the year-over-year decrease in operating and corporate expenses. For the comparable three months ended September 30, 2023, the Company recorded $88.8 million of non-cash impairment losses, primarily due to an increase in the discount rate due to certain risks associated with the U.S. economy and a decrease in the projected revenues used in the discounted cash flow analyses to estimate the fair value of FCC licenses and goodwill.

Beasley reported a net loss of approximately $3.6 million, or $2.33 per diluted share, in the three months ended September 30, 2024, compared to a net loss of $67.5 million, or $45.08 per diluted share, in the three months ended September 30, 2023. The year-over-year improvement was due to the factors described above and lower interest expense.

Adjusted EBITDA (a non-GAAP financial measure) was $5.6 million in the third quarter of 2024, compared to $6.0 million in the third quarter of 2023. The year-over-year decrease is primarily attributable to lower net revenue compared to the prior year period.

Please refer to the “Calculation of Adjusted EBITDA” and “Reconciliation of Net Loss to Adjusted EBITDA” tables at the end of this release.

Commenting on the financial results, Caroline Beasley, Chief Executive Officer, said, “Beasley delivered third quarter net revenue of $58.2 million and same-station revenue growth of 0.5%, driven by strong political advertising revenue and a 11.7% increase in same-station digital revenue. The ongoing success of our digital transformation strategy continues to serve as an important offset to continued challenges in the audio advertising spot market. We remain intensely focused on leveraging our core market leadership across broadcasting, podcasting and digital audio to increase monetization.

“At the same time, we continued to take the necessary actions that we believe will transform our business and position the Company to deliver long-term success. During the third quarter and subsequent to quarter end, Beasley executed on several strategic actions to further streamline the organization, strengthen our capital structure, and improve our stock’s marketability. As a result, we expect to exit 2024 with a healthier balance sheet, a leaner cost structure and a refined portfolio of leading audio and digital brands that will support our goals for delivering sustainable, profitable growth and the enhancement of long-term stockholder value. At the corporate level, we were excited to welcome Lauren Burrows Coleman, our new CFO, at the start of the month. She brings deep experience in finance and business strategy, as well as a strong track record of leadership.”

Conference Call and Webcast Information

The Company will host a conference call and webcast today, November 5, 2024, at 11:30 a.m. ET to discuss its financial results and operations. To access the conference call, interested parties may dial 877-407-4018 or 201-689-8471, conference ID 13749767 (domestic and international callers). Participants can also listen to a live webcast of the call at the Company’s website at www.bbgi.com. Please allow 15 minutes to register and download and install any necessary software. Following its completion, a replay of the webcast can be accessed for five days on the Company’s website, www.bbgi.com.

Questions from analysts, institutional investors and debt holders may be e-mailed to ir@bbgi.com at any time up until 9:00 a.m. ET on Tuesday, November 5, 2024. Management will answer as many questions as possible during the conference call and webcast (provided the questions are not addressed in their prepared remarks).

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Beasley Broadcast Group, 11/5/24	page 3

About Beasley Broadcast Group

The Company is a multi-platform media company whose primary business is operating radio stations throughout the United States. The Company offers local and national advertisers integrated marketing solutions across audio, digital and event platforms. The Company owns and operates 57 AM and FM stations in the following large- and mid-size markets in the United States: Atlanta, GA, Augusta, GA, Boston, MA, Charlotte, NC, Detroit, MI, Fayetteville, NC, Fort Myers-Naples, FL, Las Vegas, NV, Middlesex, NJ, Monmouth, NJ, Morristown, NJ, Philadelphia, PA, and Tampa-Saint Petersburg, FL. Approximately 20 million consumers listen to the Company’s radio stations weekly over-the-air, online and on smartphones and tablets, and millions regularly engage with the Company’s brands and personalities through digital platforms such as Facebook, X, text, apps and email. For more information, please visit www.bbgi.com.

For further information, or to receive future Beasley Broadcast Group news announcements via e-mail, please contact Beasley Broadcast Group, at 239-263-5000 or email@bbgi.com, or Joseph Jaffoni, JCIR, at 212-835-8500 or bbgi@jcir.com.

Definitions

EBITDA is defined as net income (loss) before interest income or expense, income tax expense or benefit, depreciation, and amortization.

Adjusted EBITDA is defined as EBITDA further adjusted to exclude certain, non-operating or other items that we believe are not indicative of the performance of our ongoing operations, such as impairment losses, other income or expense, one-time severance expense, stock-based compensation or equity in earnings of unconsolidated affiliates. See “Reconciliation of Net Loss to Adjusted EBITDA” for additional information.

Adjusted EBITDA can also be calculated as net revenue less operating and corporate expenses plus stock-based compensation and other one-time expenses such as severance. We define operating expenses as cost of services and selling, general and administrative expenses. Corporate expenses include general and administrative expenses and certain other income and expense items not allocated to the operating segments.

Adjusted EBITDA is a measure widely used in the media industry. The Company recognizes that because Adjusted EBITDA is not calculated in accordance with GAAP, it is not necessarily comparable to similarly titled measures employed by other companies. However, management believes that Adjusted EBITDA provides meaningful information to investors because it is an important measure of how effectively we operate our business and assists investors in comparing our operating performance with that of other media companies.

Same station revenue excludes revenue from all divestitures and other operations that were exited in the prior 12 months.

New business revenue is defined as revenue from an advertiser that has not advertised in the prior 13 months before the start of the current quarter.

Note Regarding Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based upon current expectations and assumptions and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as “looking ahead,” “intends,” “believes,” “expects,” “seek,” “will,” “should” or variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements, by their nature, address matters that are, to different degrees, uncertain. Key risks are described in the Company’s reports filed with the Securities and Exchange Commission (“SEC”) including its annual report on Form 10-K and quarterly reports on Form 10-Q. Readers should note that forward-looking statements are subject to change and to inherent risks and uncertainties and may be impacted by several factors, including:

•
risk from social and natural catastrophic events;
•
external economic forces and conditions that could have a material adverse impact on our advertising revenues and results of operations;

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Beasley Broadcast Group, 11/5/24	page 4

•
the ability of our stations to compete effectively in their respective markets for advertising revenues;
•
our ability to develop compelling and differentiated digital content, products and services;
•
audience acceptance of our content, particularly our audio programs;
•
our ability to respond to changes in technology, standards and services that affect the audio industry;
•
our dependence on federally issued licenses subject to extensive federal regulation;
•
actions by the FCC or new legislation affecting the audio industry;
•
increases to royalties we pay to copyright owners or the adoption of legislation requiring royalties to be paid to record labels and recording artists;
•
our dependence on selected market clusters of stations for a material portion of our net revenue;
•
credit risk on our accounts receivable;
•
the risk that our FCC licenses and/or goodwill could become impaired;
•
our substantial debt levels and the potential effect of restrictive debt covenants on our operational flexibility and ability to pay dividends;
•
the potential effects of hurricanes on our corporate offices and stations;
•
the failure or destruction of the internet, satellite systems and transmitter facilities that we depend upon to distribute our programming;
•
disruptions or security breaches of our information technology infrastructure and information systems;
•
the loss of key personnel;
•
our ability to integrate acquired businesses and achieve fully the strategic and financial objectives related thereto and their impact on our financial condition and results of operations;
•
the fact that our Company is controlled by the Beasley family, which creates difficulties for any attempt to gain control of our Company; and
•
other economic, business, competitive, and regulatory factors affecting our businesses, including those set forth in our filings with the SEC.

Our actual performance and results could differ materially because of these factors and other factors discussed in our SEC filings, including but not limited to our annual reports on Form 10-K or quarterly reports on Form 10-Q, copies of which can be obtained from the SEC, www.sec.gov, or our website, www.bbgi.com. All information in this release is as of November 5, 2024, and we undertake no obligation to update the information contained herein to actual results or changes to our expectations, except as required by law.

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Beasley Broadcast Group, 11/5/24	page 5

BEASLEY BROADCAST GROUP, INC.

Condensed Consolidated Statements of Net Loss - Unaudited

	Three months ended		Nine months ended
	September 30,		September 30,
	2024	2023	2024	2023
Net revenue	$58,190,116	$60,119,757	$173,006,119	$181,360,600
Operating expenses:
Operating expenses (including stock-based compensation and excluding depreciation and amortization shown separately below)	49,946,133	50,117,044	148,534,924	152,098,261
Corporate expenses (including stock-based compensation)	4,296,615	4,493,277	12,584,218	13,381,403
Depreciation and amortization	1,788,126	2,201,664	5,455,622	6,626,974
FCC licenses impairment losses	—	78,204,065	—	88,245,065
Goodwill impairment losses	922,000	10,582,360	922,000	10,582,360
Total operating expenses	56,952,874	145,598,410	167,496,764	270,934,063
Operating income (loss)	1,237,242	(85,478,653)	5,509,355	(89,573,463)
Non-operating income (expense):
Interest expense	(6,092,820)	(6,445,746)	(17,773,957)	(19,764,067)
Gain on sale of investment	—	—	6,026,776	—
Other income (expense), net	(75,120)	1,106,918	552,145	1,684,168
Loss before income taxes	(4,930,698)	(90,817,481)	(5,685,681)	(107,653,362)
Income tax benefit	(1,309,803)	(23,299,388)	(1,796,019)	(26,285,207)
Loss before equity in earnings of unconsolidated affiliates	(3,620,895)	(67,518,093)	(3,889,662)	(81,368,155)
Equity in earnings of unconsolidated affiliates, net of tax	60,320	(18,744)	60,036	(135,877)
Net loss	$(3,560,575)	$(67,536,837)	$(3,829,626)	$(81,504,032)
Basic and diluted net loss per share	$(2.33)	$(45.08)	$(2.52)	$(54.58)
Basic and diluted common shares outstanding	1,529,521	1,498,131	1,521,204	1,493,391

Selected Balance Sheet Data - Unaudited

(in thousands)

	September 30,	December 31,
	2024	2023
Cash and cash equivalents	$27,802	$26,734
Working capital	32,883	38,351
Total assets	571,479	574,268
Long-term debt, net of unamortized debt issuance costs	265,210	264,203
Stockholders' equity	$145,833	$148,979

Selected Statement of Cash Flows Data – Unaudited

	Nine months ended
	September 30,
	2024	2023
Net cash used in operating activities	$(2,241,342)	$(5,004,885)
Net cash provided by (used in) investing activities	3,399,736	(2,810,716)
Net cash used in financing activities	(90,136)	(2,053,588)
Net increase (decrease) in cash and cash equivalents	$1,068,258	$(9,869,189)

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Beasley Broadcast Group, 11/5/24	page 6

Calculation of Adjusted EBITDA – Unaudited

	Three months ended		Nine months ended
	September 30,		September 30,
	2024	2023	2024	2023
Net revenue	$58,190,116	$60,119,757	$173,006,119	$181,360,600
Operating expenses	(49,946,133)	(50,117,044)	(148,534,924)	(152,098,261)
Corporate expenses	(4,296,615)	(4,493,277)	(12,584,924)	(13,381,403)
Severance expenses	1,247,305	279,700	2,501,502	279,700
Stock-based compensation expenses	358,206	177,814	773,258	533,421
Adjusted EBITDA	$5,552,879	$5,966,950	$15,161,031	$16,694,057

Reconciliation of Net Loss to Adjusted EBITDA – Unaudited

	Three months ended		Nine months ended
	September 30,		September 30,
	2024	2023	2024	2023
Net loss	$(3,560,575)	$(67,536,837)	$(3,829,626)	$(81,504,032)
Interest expense	6,092,820	6,445,746	17,773,957	19,764,067
Income tax benefit	(1,309,803)	(23,299,388)	(1,796,019)	(26,285,207)
Depreciation and amortization	1,788,126	2,201,664	5,455,622	6,626,974
EBITDA	3,010,568	(82,188,815)	17,603,934	(81,398,198)
Severance expenses	1,247,305	279,700	2,501,502	279,700
Stock-based compensation expenses	358,206	177,814	773,258	533,421
FCC licenses impairment losses	—	78,204,065	—	88,245,065
Goodwill impairment losses	922,000	10,582,360	922,000	10,582,360
Gain on sale of investment	—	—	(6,026,776)	—
Other (income) expense, net	75,120	(1,106,918)	(552,145)	(1,684,168)
Equity in earnings of unconsolidated affiliates, net of tax	(60,320)	18,744	(60,036)	135,877
Adjusted EBITDA	$5,552,879	$5,966,950	$15,161,737	$16,694,057

Calculation of Same-Station Net Digital Revenue, excluding dispositions – Unaudited

	Three months ended		Nine months ended
	September 30,		September 30,
	2024	2023	2024	2023
Net digital revenue	$11,300,196	$11,177,881	$35,257,992	$33,455,935
Dispositions	(207,412)	(1,242,707)	(1,653,725)	(3,878,564)
Same-station net digital revenue	$11,092,784	$9,935,174	$33,604,267	$29,577,371

Reconciliation of Same-Station Net Digital Revenue, excluding dispositions to Net Revenue – Unaudited

	Three months ended		Nine months ended
	September 30,		September 30,
	2024	2023	2024	2023
Net revenue	$58,190,116	$60,119,757	$173,006,119	$181,360,600
Net audio revenue	(46,889,920)	(48,332,715)	(137,748,127)	(146,198,774)
Net other revenue	—	(609,161)	—	(1,705,891)
Net digital revenue	11,300,196	11,177,881	35,257,992	33,455,935
Dispositions	(207,412)	(1,242,707)	(1,653,725)	(3,878,564)
Same-station net digital revenue	$11,092,784	$9,935,174	$33,604,267	$29,577,371

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